Exhibit 99.1

Genius Brands International Reports Increased Revenues for Fiscal 2011

Revenues Increase by 51% Over 2010 Levels

SAN DIEGO, March 22, 2012 (GLOBE NEWSWIRE) -- Genius Brands International, Inc. (OTCQB:GNUS.OB - News), developer and marketer of entertainment products including the award-winning Baby Genius(R) line of music and education-based products and characters, today announced results for its fiscal year ended December 31, 2011.

Highlights for the 2011 fiscal year include:

•	51% increase in revenues to $6,023,010 in FY 2011 from $3,972,663 in FY 2010
•	17% rise in gross profit to $2,386,298 in FY 2011 from $2,043,050 in FY 2010

"We are very encouraged by our top line results in fiscal 2011, as it marks our third consecutive year of revenue growth. Over the past year we've focused on building our distribution networks both through traditional retailers and new direct-to-consumer digital sales platforms," stated Genius Brands Chairman and CEO Klaus Moeller. "Our revenues and gross profits have risen despite the absence of toy licensing royalties as we've transitioned from a prior toy licensing agreement to our new agreement with JAKKS Pacific. Our new JAKKS Tollytots(R) toy line was a hit at Toy Fair 2012 in New York last month. We expect this line of 20 Baby Genius(R) branded musical and early learning toys to start hitting store shelves in the third quarter of 2012."

"Genius Brands has numerous growth initiatives in 2012 which include further growing and leveraging our distribution networks in the U.S. and globally, introducing new Genius branded product lines, and expanding sales of our 3rd party distributed content and products," concluded Mr. Moeller.

Fiscal 2011 vs. Fiscal 2010 Results

Revenues for the twelve months ended December 31, 2011 were $6,023,010 as compared to $3,972,663 in the fiscal year ended December 31, 2010. This 51% rise in revenues was driven by increasing sales of Baby Genius(R) branded products through traditional and new digital distribution platforms, as well as increasing sales of 3rd party distributed products through the Company's expanding distribution platforms. These sales increases more than offset the 39% decline in royalty revenues which resulted from the cancellation of the Company's toy licensing agreement with Battat International.

Gross profit for fiscal 2011 rose 17% to $2,386,298 from $2,043,050 in fiscal 2010. Gross margins in fiscal 2011 were 40% versus 51% in fiscal 2010. The decline in gross margins was due to lower royalty revenues in 2011 which have traditionally represented higher margins.

Operating expenses increased 32% in fiscal 2011 to $3,656,571 from $2,777,873 in 2010. Loss from operations was $1,270,273, up $535,450, or 73%, over operating loss of $734,823 in fiscal 2010 due to increases in marketing and sales expenses related to increased sales, and salaries and related expenses for key management.

Net loss for fiscal 2011 was ($1,372,259) or $(0.02) per share, as compared to fiscal 2010 net loss of $(692,883), or $(0.01) per share, an increase of $679,376 or 98%.

For further information please see Genius Brands' full 10K filing at www.sec.gov.

Genius Brands will conduct a conference call at 4:15 p.m. Eastern Daylight Time (EDT) on Thursday, March 22, 2012, to discuss financial results for its 2011 fiscal year ended December 31, 2011.

Conference call information:

Thursday, March 22, 2012,

4:15 p.m. Eastern Daylight Time (EDT)

Dial-in Number for U.S. Callers: 1-888-240-4700

Dial-in Number for International Callers: 1-512-225-9559

Guest access code: 845115#

About Genius Brands
Genius Brands International, Inc. is the developer and marketer of entertainment products including the award winning Baby Genius(R) line of music and education-based products and characters. The Company is developing and marketing a growing line of Genius branded products that entertain and educate the whole family. Baby Genius(R) awards include: Mom's Choice Award, The National Parenting Center Seal of Approval, The Toy Insider Best Toddler Toys, Dr. Toy 100 Best Children's Products, NAPPA Honors Award, iParenting Excellent Product Award, Creative Child Preferred Choice Award, Latino DVD Awards, iParenting Media Award, Film Advisory Board Award of Excellence, Kids First! Quality Children's Media Endorsement, Parents Magazine 2002 "Video of the Year," and Best "Under 3" QSR Program 2004/2005 from Restaurant Magazine. Baby Genius(R) products are available at most major retailers and have international exposure in over 40 countries. For brand information please visit www.babygenius.com. For Company information please visit http://ir.stockpr.com/babygenius/overview.
The Genius Brands International, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11441

Forward-looking statements
This release contains forward-looking statements made by or on behalf of Genius Brands International Inc. All statements that address operating performance that the Company expects will occur in the future, including statements relating to operating results for fiscal 2011 and beyond, revenue growth, future profitability or statements expressing general optimism about future operating results, are forward-looking statements. These forward-looking statements are based on management's current views and we cannot assure that anticipated results will be achieved. These statements are subject to numerous risks and uncertainties, including, among other things, uncertainties relating to the Company's success in judging consumer preferences, financing the Company's operations, entering into strategic partnerships, engaging management, seasonal and period-to-period fluctuations in sales, failure to increase market share or sales, inability to service outstanding debt obligations, dependence on a limited number of customers, increased production costs or delays in production of new products, intense competition within the industry, inability to protect intellectual property in the international market for our products, changes in market condition and other risks and uncertainties indicated from time to time in our filings with the U.S. Securities and Exchange Commission (SEC) available via the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements and are encouraged to consider the risk factors that could affect actual results. The Company disclaims any intent to update forward-looking statements.

Genius Brands International, Inc.
Consolidated Balance Sheets
December 31, 2011 and 2010

ASSETS	2011	2010

Current Assets:
Cash	$405,341	$207,880
Accounts Receivable, net	1,021,039	1,077,685
Inventory	340,782	247,505
Prepaid and Other Assets	168,486	55,376
Total Current Assets	1,935,648	1,588,446

Property and Equipment, net	32,894	35,168
Capitalized Product Development in Process	278,696	128,523
Intangible Assets, net	405,019	547,611

Total Assets	$2,652,257	$2,299,748

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts Payable	$1,008,460	$948,428
Accrued Expenses	408,684	221,739
Accrued Salaries and Wages	193,519	62,551
Accrued Interest - Debentures	19,049	19,049
Notes Payable -- Related Parties	--	--
Total Current Liabilities	1,629,712	1,251,767
Long Term Liabilities:
Notes Payable and Accrued Interest -- Related Parties	2,143,178	2,339,197

Total Liabilities	3,772,890	3,590,964

Stockholders' Equity (Deficit):
Common Stock, $0.001 par value, 250,000,000 shares authorized; 60,698,815 and 55,116,515 shares issued and outstanding, respectively	60,699	55,117
Additional Paid in Capital	6,959,083	5,421,823
Accumulated Deficit	(8,135,049)	(6,768,156)
Total Genius Brands International, Inc. Stockholders' Equity (Deficit)	(1,115,267)	(1,291,216)
Noncontrolling Interest	(5,366)	--
Total Stockholders' Equity (Deficit)	(1,120,633)	(1,291,216)

Total Liabilities & Stockholders' Equity (Deficit)	$2,652,257	$2,299,748

Genius Brands International, Inc.
Consolidated Statements of Operations
Years Ended December 31, 2011 and 2010

Revenues:	2011	2010

Product Sales	$5,387,538	$2,940,194
Licensing & Royalties	635,472	1,032,469
Total Revenues	6,023,010	3,972,663

Cost of Sales	3,636,712	1,929,613

Gross Profit	2,386,298	2,043,050

Operating Expenses:
Product Development	18,491	7,796
Professional Services	249,655	312,818
Rent Expense	82,469	146,979
Marketing & Sales	917,196	678,188
Depreciation & Amortization	208,859	694,698
Salaries and Related Expenses	1,394,746	613,787
Stock Compensation Expense	432,422	117,610
Other General & Administrative	352,733	205,997
Total Operating Expenses	3,656,571	2,777,873

Loss from Operations	(1,270,273)	(734,823)

Other Income (Expense):
Other Income	24,865	46,060
Interest Expense	(2,870)	(2,349)
Interest Expense -- Related Parties	(123,981)	(68,057)
Gain on Settlement of Debt	--	66,286

Net Other Income (Expense)	(101,986)	41,940

Loss before Income Taxes	(1,372,259)	(692,883)

Income Tax	--	--

Net Loss	(1,372,259)	(692,883)
Net Loss attributable to noncontrolling interest	5,366	--
Net Loss attributable to Genius Brands International, Inc.	$(1,366,893)	$(692,883)
Net Loss per common share	$(0.02)	$(0.01)
Weighted average shares outstanding	58,923,904	54,757,285

Contact:
Investor Relations Contact:
Mr. Andrew Haag
Managing Partner
IRTH Communications, LLC
Tel:  +1-866-976-IRTH (4784)
E-Mail: Andrew@irthcommunications.com
Website: www.irthcommunications.com
Media Contact:
John Russel
RUSSEL Public Relations
Tel: +1-818-561-5072
Cell: 818-516-8572
E-Mail: JRussel@russelprla.com